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Exhibit 99.1

                           ILINC ELECTS TO DEREGISTER
                           --------------------------

              Remaining a Small Public Company Not Worth the Price

PHOENIX, Arizona (February 13, 2009) - iLinc (AMEX:ILC), a leader in web conferencing, desktop video conferencing software, filed paperwork today with the Securities and Exchange Commission to terminate the Company's registration under the Securities Exchange Act. As a result, the Company's reporting obligations under the Securities Exchange Act automatically have been suspended and the Company will no longer be trading on the NYSE Alternext exchange starting Monday, February 16, 2009. The Company had been engaged for over a year in a study of the benefits and costs associated with being publicly traded as a reporting company. After careful analysis, deliberation and discussion, the Board of Directors concluded that deregistration was in the best interests of iLinc's stockholders, and the most logical choice given all circumstances.

James M. Powers, Jr., President and Chief Executive Officer of iLinc, said, "We have been engaged in a thorough analysis of the benefits and costs associated with remaining a small reporting company for some time now. The recent downturn in the stock market, the continuing recession, and the high cost of capital were precipitating factors that made us believe the decision to deregister was the proper direction for iLinc."

Dr. Powers continued, "Simply put, we do not believe that we are likely to derive the traditional benefits of being public and the costs are continuing to rise. Our depressed stock price effectively removed the use of our stock as currency for additional capital or strategic acquisitions. Furthermore, we currently spend almost $500,000 per year just to remain a publicly traded reporting company, and anticipated increasing regulatory burdens are likely to increase those costs. In addition to the anticipated savings, deregistration will permit our employees to focus on sales, marketing and software development activities, rather than public filings. We see the redirection of that cash towards revenue growth and ultimate profitability as a more judicious use of a precious resource. Finally, while we could have taken steps to remain listed with the NYSE Alternext exchange through the conversion of debt or a capital raise, doing so in these market conditions would have been extremely dilutive to existing stockholders. Delisting by the NYSE Alternext exchange and listing on the bulletin board (OTC) exchange would have been another alternative, but that alternative would not have eliminated the cost of remaining a reporting company. So with the combination of those factors and many others, we believe that the decision to deregister is the most prudent decision for the ultimate benefit of our stockholders, customers and employees alike."

"Please understand that we view deregistration as a first step and we have also begun exploring all strategic options available to the Company. We remain well-positioned in a growing video and web conferencing market and are seeing increasing sales transaction volume that is providing compounding SaaS revenue growth. From the foundation of those upward revenue trends and the expense savings associated with deregistration, we plan to take additional steps that will ultimately obtain for our stockholders the true value of the Company," concluded Dr. Powers.

ABOUT ILINC COMMUNICATIONS, INC.
iLinc, a recognized leader in web conferencing, desktop video conferencing software and collaboration solutions, aims to revolutionize the way organizations meet and communicate. Through its software and services, iLinc liberates people by enabling them to get more done, travel less, achieve work-life balance while preserving the environment. iLinc offers the only enterprise-class web and video conferencing software that allows customers to choose between a software-as-a-service (SaaS) rental model or a traditional software purchase model, in combination with hosting by iLinc or on-premise installation. iLinc is headquartered in Phoenix, Arizona.

THIS PRESS RELEASE CONTAINS INFORMATION THAT CONSTITUTES FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ANY SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISK AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS DESCRIBED WITHIN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CONTRIBUTE TO SUCH DIFFERENCES ARE DISCLOSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q, AND OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE FORWARD-LOOKING INFORMATION PROVIDED HEREIN REPRESENTS THE COMPANY'S ESTIMATES, BELIEFS, JUDGMENTS AND EXPECTATIONS AS OF THE DATE OF THE PRESS RELEASE, AND SUBSEQUENT EVENTS AND DEVELOPMENTS MAY CAUSE THE COMPANY'S ESTIMATES, JUDGMENT AND EXPECTATIONS TO CHANGE. THE COMPANY SPECIFICALLY DISCLAIMS ANY OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION IN THE FUTURE. THEREFORE, THIS FORWARD-LOOKING INFORMATION SHOULD NOT BE RELIED UPON AS REPRESENTING THE COMPANY'S ESTIMATES AND EXPECTATIONS OF ITS FUTURE FINANCIAL PERFORMANCE AS OF ANY DATE SUBSEQUENT TO THE DATE OF THIS PRESS RELEASE.